                                                                      EXHIBIT 25

                                                               EXECUTION VERSION

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                                 August 31, 2004

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

      This COMMON STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made and entered into as of August 31, 2004, by and among Symphony House Berhad, a company incorporated in Malaysia (the "Purchaser"), and each of those persons and entities, severally and not jointly, whose names are set forth on the "Schedule of the Selling Shareholders" attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Selling Shareholders" and each individually as a "Selling Shareholder").

                                    RECITALS

      WHEREAS, each of the Selling Shareholders is (or at the Closing, as defined in Section 2.1, will be) the registered holder and beneficial owner of the number of shares of common stock, par value of US$0.01 per share (the "Common Stock"), of Vsource, Inc., a Delaware corporation ("Vsource"), and warrants dated November 21, 2002 to purchase Common Stock (the "Warrants") as set forth in Exhibit A hereto; and

      WHEREAS, each of the Selling Shareholders desires to sell, and the Purchaser desires to purchase, the Common Stock and Warrants held by each Selling Shareholder on the terms and conditions set forth herein.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    AGREEMENT TO SELL AND PURCHASE

      1.1 SALE AND PURCHASE OF COMMON STOCK. Subject to the terms of this Agreement, at the Closing (as defined below) each of the Selling Shareholders shall sell as legal and beneficial owner, and the Purchaser shall purchase, free from all liens, charges and encumbrances and together with all rights attaching to them, the number of shares of Common Stock set forth opposite its name in column 2 of Exhibit A hereto, at a purchase price of US$0.50 per share.

      1.2 SALE AND PURCHASE OF WARRANTS. Subject to the terms of this Agreement, at the Closing each of the Selling Shareholders shall sell as legal and beneficial owner, and the Purchaser shall purchase, free from all liens, charges and encumbrances and together with all rights attaching to them, the number of Warrants set opposite its name in column 3 of Exhibit A hereto, at a purchase price of US$0.25 per Warrant.

      1.3 WAIVER OF TRANSFER RESTRICTIONS. Each of the Selling Shareholders hereby waives and agrees to procure the waiver of any restrictions on transfer (including pre-emption rights) that it has a right to waive and which may exist in relation to the Common Stock or the Warrants held by such Selling Shareholder, whether under the articles of association of Vsource or otherwise.

2.    CLOSING, DELIVERY AND PAYMENT

      2.1 CLOSING. The closing of the sale and purchase of the Common Stock and Warrants under this Agreement (the "Closing") shall take place on any business day within five days after the completion of the Symphony Tender Offer and the Vsource Asia Share Offer (as defined herein), at the offices of Baker & McKenzie, Hong Kong, 14th Floor, Hutchison House, 10 Harcourt Road, Hong Kong or at such other time or place as any Selling Shareholder and the Purchaser may mutually agree following the completion of the Symphony Tender Offer and the Vsource Asia Share Offer (such date is hereinafter referred to as the "Closing Date").

      2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, each of the Selling Shareholders will deliver to the Purchaser either in electronic or physical certificated form (duly endorsed in favor of the Purchaser) the number of shares of Common Stock and Warrants to be purchased at the Closing from such Selling Shareholder by the Purchaser, against payment of the purchase price of such Common Stock and Warrants by wire transfer to an account of such Selling Shareholder.

3.    REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS

      Each Selling Shareholder, severally and not jointly, solely as to itself and not as to any other Selling Shareholder, represents and warrants to the Purchaser, as of the date hereof, the following:

      3.1 BENEFICIAL OWNER. Such Selling Shareholder is (or at the Closing will be) the registered holder and beneficial owner of the number of shares of Common Stock and Warrants set forth opposite its name in columns 2 and 3 of Exhibit A hereto, respectively. After the Closing and completion of the transactions contemplated herein with respect to such Selling Shareholder, such Selling Shareholder will not hold any preferred stock, Common Stock, Warrants or securities of Vsource, or options to acquire other securities of Vsource.

      3.2 PRICE AND PERIOD. The Warrants, if any, set forth opposite such Selling Shareholder's name in column 3 on Exhibit A (i) are or will be, exercisable to purchase the number of shares of Common Stock set forth opposite such Selling Shareholder's name in column 4 of Exhibit A hereto at a price of US$0.01 per share of Common Stock at any time during the period from April 1, 2005 at 9.00 p.m., Hong Kong time to March 30, 2006 at 5.00 p.m., Hong Kong time, if certain events have not occurred prior to January 31, 2005, which events as of the date hereof have not occurred, to the knowledge of such Selling Shareholder, and (ii) to the extent such Selling Shareholder holds Warrants, the Warrant exercise period and the Warrant exercise price may not be changed or revised by Vsource without such Selling Shareholder's prior written consent.

      3.3 NO ENCUMBRANCES. The Common Stock and the Warrants held by such Selling Shareholder as set forth in Exhibit A are not subject to any claims, charges, liens or encumbrances.

      3.4 AUTHORIZATION. Such Selling Shareholder has the full right, power and authority to execute, deliver and perform its obligations under this Agreement, and all corporate documentation or action required to be taken by such Selling Shareholder in order to execute, deliver and perform its obligations under this Agreement, has been taken by it, and, this Agreement when executed and delivered by such Selling Shareholder will constitute a valid and binding obligation of such Selling Shareholder, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

      3.5 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the execution, delivery or performance of this Agreement by such Selling Shareholder nor the compliance by such Selling Shareholder with any of the provisions hereof including the subsequent transfer of the Common Stock and Warrants to the Purchaser will (i) constitute or result in a breach or violation by such Selling Shareholder of its articles of association or other constituent documents (if such Selling Shareholder is an entity), (ii) constitute or result in a violation by such Selling Stockholder of any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental authority, (iii) constitute or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease license, contract, agreement or other instrument or obligation to which such Selling Shareholder is a party or by which it or any of its respective properties or assets may be bound or (iv) require any filing with, or permit, authorization, consent or approval of, any governmental authority by such Selling Shareholder except as required under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 13d-2 of the Exchange Act; except, in the case of subclause (iii), for violations, breaches and defaults that, individually and in the aggregate, would not materially impair the ability of such Selling Shareholder to perform its obligations hereunder.

      3.6 BANKRUPTCY/INSOLVENCY/REORGANIZATION/MORATORIUM. During the past five years, (1) no court has entered a decree or order for (A) relief in respect of it in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for it or for all or substantially all of its property and assets or (C) the winding up or liquidation of its affairs and, if so, in each case, such decree or order is stayed and no longer in effect; and (2) it has not been insolvent and has not
(A) commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consented to the entry of an order for relief in an involuntary case under any such law, (B) consented to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for it or for all or substantially all of its property and assets or (C) effected any general assignment for the benefit of its creditors. Such Selling Shareholder is not currently undergoing a reorganization of capital or shareholding nor is there a moratorium on the disposal of its respective portion of Common Stock and Warrants; except, in the case of subclause (1), for violations, breaches and defaults that, individually and in the aggregate, would not materially impair the ability of such Selling Shareholder to perform its obligations hereunder.

4.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser represents and warrants to each Selling Shareholder, as of the date hereof, the following:

      4.1 AUTHORIZATION. The Purchaser has the full right, power and authority to execute, deliver and perform its obligations under this Agreement, and all corporate documentation or action required to be taken by it in order to execute, deliver and perform its obligations under this Agreement, has been taken by it, and, this Agreement when executed and delivered by it will constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

      4.2 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the execution, delivery or performance of this Agreement by the Purchaser nor the compliance by the Purchaser with any of the provisions hereof including the subsequent transfer of the Common Stock and Warrants from each Selling Shareholder to the Purchaser will (i) constitute or result in a breach or violation by the Purchaser of its articles of association or other constituent documents, (ii) constitute or result in a violation by the Purchaser of any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental authority, (iii) constitute or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease license, contract, agreement or other instrument or obligation to which the Purchaser is a party or by which it or any of its respective properties or assets may be bound or (iv) require any filing with, or permit, authorization, consent or approval of, any governmental authority by the Purchaser except (A) the filing of a Schedule 13D under the Exchange Act and (B) the obtaining of approval from the Malaysia Controller of Foreign Exchange for Malaysian exchange control purposes; except, in the case of subclause (iii), for violations, breaches and defaults that, individually and in the aggregate, would not materially impair the ability of the Purchaser to perform its obligations hereunder.

      4.3 BANKRUPTCY/INSOLVENCY/REORGANIZATION/MORATORIUM. During the past five years, (1) no court has entered a decree or order for (A) relief in respect of it in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for it or for all or substantially all of its property and assets or (C) the winding up or liquidation of its affairs and, if so, in each case, such decree or order is stayed and no longer in effect; and (2) it has not been insolvent and has not
(A) commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consented to the entry of an order for relief in an involuntary case under any such law, (B) consented to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for it or for all or substantially all of its property and assets or (C) effected any general assignment for the benefit of its creditors. The Purchaser is not currently undergoing a reorganization of capital or shareholding; except, in the case of subclause (1), for violations, breaches and defaults that, individually and in the aggregate, would not materially impair the ability of the Purchaser to perform its obligations hereunder.

5.    CONDITIONS TO CLOSING

      5.1 CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING. Purchaser's obligations to purchase the Common Stock and Warrants from a Selling Shareholder at the Closing are subject to the condition that all representations and warranties and other statements of such Selling Shareholder herein are, at and as of such Closing Date, true and correct, the condition that such Selling Shareholder shall have performed all of its obligations to be performed hereunder, and satisfaction, on or prior to the Closing Date, of the following additional conditions:

            (a) CLOSING CERTIFICATE. The Purchaser shall have received on the Closing Date from such Selling Shareholder a certificate, dated the Closing Date and signed by the Selling Shareholder (if a natural person) or an executive officer of such Selling Shareholder (if an entity) to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

            (b) COMPLETION OF THE SYMPHONY TENDER OFFER AND THE VSOURCE ASIA SHARE OFFER. The offer to purchase for cash of up to 100,078,000 of the issued and paid-up capital of Ironbeak Limited ("Ironbeak") at US$0.158 per share (the "Symphony Tender Offer") and the offer to sell up to 47,906 shares of Vsource Asia Berhad at US$89.05 per share (the "Vsource Asia Share Offer") by Symphony House Berhad shall have been completed upon the terms and subject to the conditions, respectively, of the Symphony Tender Offer and the Vsource Asia Share Offer and all of such conditions shall have been satisfied or fulfilled, including the condition that the holders of 75% of the shares of Ironbeak shall have tendered their shares of Ironbeak to the Purchaser in the Symphony Tender Offer.

            (c) NO STOP ORDER. At the Closing Date, the completion of the transactions contemplated by this Agreement will not be prohibited by any law or regulation of the United States or Malaysia, and no stop order suspending the completion of the transactions contemplated by this Agreement shall have been issued by the United States Securities and Exchange Commission (the "Commission") or the regulatory authorities of any state of the United States or Malaysia, and no proceeding for that purpose shall have been initiated or pending, or shall be threatened, or to the knowledge of the Selling Shareholders, contemplated by the Commission or the regulatory authorities of any state of the United States or Malaysia.

            (d) CONSENTS AND APPROVALS. All regulatory, governmental, administrative, and other third party consents or approvals necessary for the consummation of the transactions contemplated hereunder shall have been obtained by such Selling Shareholder.
The Purchaser agrees that its obligation to purchase the Common Stock and Warrants from each Selling Shareholder is an independent obligation and that if each of the conditions set forth in this Section 5.1 are satisfied with respect to any Selling Shareholder, as applicable, then the Purchaser shall be obligated to purchase the Common Stock and Warrants owned by such Selling Shareholder, even if the conditions set forth in this Section 5.1 are not satisfied with respect to other Selling Shareholders.

      5.2 CONDITIONS TO OBLIGATIONS OF THE SELLING SHAREHOLDERS. Each Selling Shareholder's obligation to sell their respective Common Stock and Warrants at the Closing is subject to the condition that all representations and warranties and other statements of the Purchaser herein are, at and as of such Closing Date, true and correct, the condition that the Purchaser shall have performed all of its obligations to be performed hereunder, and satisfaction, on or prior to the date of the Closing, of the following additional conditions:

            (a) COMPLETION OF THE SYMPHONY TENDER OFFER AND THE VSOURCE ASIA SHARE OFFER. The Symphony Tender Offer and the Vsource Asia Share Offer shall have been completed upon the terms and subject to the conditions, respectively, of the Symphony Tender Offer and the Vsource Asia Share Offer.

            (b) CONSENTS AND APPROVALS. All regulatory, governmental, administrative, and other third party consents or approvals necessary for the consummation of the transactions contemplated hereunder shall have been obtained by the Purchaser.

6.    INDEMNITY

      Each of the Selling Shareholders, severally and not jointly, indemnifies and holds harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the United States Securities Act of 1933, as amended (the "Securities Act") or Section 20 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each affiliate of the Purchaser within the meaning of Rule 405 under the Securities Act, from and against all losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees), to which the Purchaser or such controlling person may become subject, under the Securities Act, and any rules or regulations promulgated thereunder, the Exchange Act, and any rules or regulations promulgated thereunder, or any state law or regulation, or common law, arising out of, related to or in any way attributable to the Purchaser's purchase of the Common Shares and Warrants, including, but not limited to, investigations, proceedings, claims or actions and any expenses, losses, damages or liabilities (or actions in respect thereof), but in any case only to the extent that arise out of, or are based upon any breach of, any representation, warranty, agreement or covenant of such Selling Shareholder contained herein. Upon written request, such Selling Shareholder agrees to reimburse the Purchaser for any legal or other expenses reasonably incurred in connection with investigating or defending any such investigations, proceedings, claims or actions, as such expenses or other costs are incurred. The Purchaser may select their own counsel at their absolute discretion. Notwithstanding any of the foregoing, the liability of each Selling Shareholder pursuant to this Section 6 shall not exceed the aggregate amount received by such Selling Shareholder in (1) the transaction contemplated under this Agreement; and (2) the Symphony Tender Offer.

7.    TERMINATION

      7.1 COMPLETION DATE. If the sale and purchase of the Common Stock and Warrants of a Selling Shareholder contemplated hereunder is not completed by November 30, 2004, this Agreement may be terminated at any time thereafter:

            (a) by the Purchaser, with respect to such Selling Shareholder, with notice to such Selling Shareholder, and

            (b) by such Selling Shareholder, but only with respect to such Selling Shareholder, with notice to the Purchaser.

      7.2 TERMINATION FOR STOP ORDER. This Agreement shall automatically terminate if a stop order pursuant to Section 5.1(c) is issued. In such case, no party shall have any recourse against the others following the termination of this Agreement, provided that nothing herein shall limit the rights of any party to seek and obtain injunctive relief to specifically enforce the obligations of any other party under this Agreement.

8.    MISCELLANEOUS

      8.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the state of New York.

      8.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

      8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      8.4 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

      8.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      8.6 AMENDMENT AND WAIVER. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Selling Shareholders and the Purchaser.

      8.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies under this Agreement or otherwise afforded to any party, shall be cumulative and not alternative.

      8.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Purchaser at the address as set forth below and to the Selling Shareholders at the address set forth in Exhibit A attached hereto or at such other address as the Selling Shareholders or Purchaser may designate by ten
(10) days advance written notice to the other parties hereto.

         If to the Purchaser:

         Symphony House Berhad
         Attn:             Abdul Hamid Sh Mohamed

         Address:          Level 17, Menara Milenium
                           Jalan Damanlela, Pusat Bandar Damansara
                           50490, Kuala Lumpur
                           Malaysia

         Facsimile:        +603-2711 8770

      8.9 EXPENSES. Each of the Selling Shareholders and the Purchaser shall bear its own expenses and legal fees incurred on its own behalf with respect to this Agreement and the transactions contemplated hereby.

      8.10 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed the COMMON STOCK AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

"PURCHASER":

SYMPHONY HOUSE BERHAD
a Malaysian corporation

Signature:
           _____________________________________
Print Name: Dato' Azman Yahya
            ____________________________________
Title: Group Chief Executive
       _________________________________________

"SELLING SHAREHOLDERS":

PHILLIP KELLY

Signature:
           _____________________________________
Print Name: Phillip Kelly
            ____________________________________
Title:
       _________________________________________
                  (if applicable)

DENNIS SMITH

Signature:
           _____________________________________
Print Name: Dennis Smith
            ____________________________________
Title:
       _________________________________________
                  (if applicable)

ASIA INTERNET INVESTMENT GROUP I, LLC

By:
           _____________________________________
Print Name:
            ____________________________________
Title:
       _________________________________________
                  (if applicable)

BAPEF INVESTMENTS XII LTD.

By:
           _____________________________________
Print Name:
            ____________________________________
Title:
       _________________________________________
                  (if applicable)

CAPITAL INTERNATIONAL ASIA CDPQ INC.

By:
           _____________________________________
Print Name:
            ____________________________________
Title:
       _________________________________________

TIMOTHY T. HUI

By:
           _____________________________________
Print Name:
            ____________________________________
Title:
       _________________________________________
                  (if applicable)

                                    EXHIBIT A

SCHEDULE OF SELLING SHAREHOLDERS

                                                                               AGGREGATE NUMBER
                                                                                 OF SHARES OF
                                                                                 COMMON STOCK
                                                                                 ISSUABLE UPON
                                       NUMBER OF SHARES        NUMBER OF        EXERCISE OF THE        AGGREGATE
          NAME AND ADDRESS             OF COMMON STOCK(1)      WARRANTS(2)         WARRANTS         PURCHASE PRICE
Phillip E. Kelly                            334,080              None                None            US$167,040.0
c/o Vsource (USA) Inc.
7855 Ivanhoe Avenue
Suite 200
La Jolla, CA 92037
USA

Dennis M. Smith                             142,672              None                None             US$71,336.0
c/o Vsource (Asia) Ltd
Unit 501, AXA Centre
151 Gloucester Road
Wanchai
Hong Kong

Asia Internet Investment Group I,            17,349              None                None              US$8,674.5
LLC
1372 Shermer Road
Northbrook, IL 60062
USA

BAPEF Investments XII Ltd.                  154,159              None                None             US$77,079.5
PO Box 431
13-15 Victoria Road
St. Peter's Port
Guernsey GY1 3ZD

Capital International Asia CDPQ Inc.         None              1,000,000           1,000,000         US$250,000.0
1155 Rene-Levesque Blvd. West
Suite 4000
Montreal, Canada
H3B 3V2

Timothy T. Hui                                  600              None                None                US$300.0
c/o Vsource (Asia) Ltd
Unit 501, AXA Centre
151 Gloucester Road
Wanchai
Hong Kong
                              Total:        648,860            1,000,000           1,000,000         US$574,430.0


----------
(1) Includes in-the-money stock options that the Selling Shareholders will exercise prior to the Closing Date.

(2)   Warrants are not exercisable until April 1, 2005.